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TRANSOCEAN LTD.
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On May 12, 2013, Transocean Ltd. issued a press release announcing the planned retirement of its Chairman of the Board, Mr. J. Michael Talbert. A copy of the press release was filed on Form 8-K on May 13, 2013 and is included below.

Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Guy A. Cantwell            FOR RELEASE: May 12, 2013
+1 713-232-7647

J. MICHAEL TALBERT ANNOUNCES PLANS FOR RETIREMENT FROM TRANSOCEAN'S BOARD OF DIRECTORS

ZUG, SWITZERLAND -- Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced that J. Michael Talbert has advised the Board of Directors that, if re-elected at the company's upcoming Annual General Meeting (“AGM”) on May 17, he will retire from the Board no later than the company's 2014 AGM. To facilitate an orderly transition of leadership, should Mr. Talbert be elected by the Board as Chairman following the upcoming AGM, he will step down as Chairman no later than the Board's November 2013 meeting, at which time a new, independent Chairman will be announced. Mr. Talbert, formerly CEO of Transocean from 1994 to 2002, has served on the Board of Directors since 1994.

Mr. Talbert said, “I am honored to have served Transocean, and to have done so as a member of a very knowledgeable and experienced Board of Directors. During my 20 years at Transocean, I have worked diligently to represent the best interests of all of our stakeholders. In this spirit, and after consultations with our shareholders, I have decided to retire from the Board on a timetable that will allow the Board to carefully select a new chairman who will help guide the company in the creation of sustainable, superior value for all shareholders.”

The Board of Directors issued the following statement:

On behalf of the Board, our shareholders, employees and other stakeholders, we would like to thank Mike for his many years of service to the company, including eight years as CEO and three terms as Chairman, and we look forward to continuing to work with him until his retirement. In conjunction with the Board and management, Mike had the vision to transform Transocean into the world's leading offshore driller with the most capable fleet in the industry. In addition, he helped shepherd the company through the extraordinarily challenging period following the Macondo incident and was, and continues to be, instrumental in guiding management in the creation and implementation of key operational initiatives that are positively impacting the company's performance. His contribution to the Board will be sorely missed.

“Mike's deep industry and company knowledge, thorough understanding of the value we provide our customers and consistent, strong leadership have played a very important role in making Transocean the company it is today,” said Steven Newman, CEO of Transocean. “I want to personally thank him for his mentorship, counsel and guidance, particularly during the difficult period following the Macondo incident, and I look forward to continuing to benefit from his leadership until his retirement.”

The company's Corporate Governance Committee intends to promptly commence a process to identify a candidate to fill the vacancy resulting from Mr. Talbert's retirement from the Board. As it conducts this process, the Committee will take into consideration the views of the company's shareholders. This process will be consistent with Transocean's historical focus on regularly infusing fresh perspectives into an experienced and knowledgeable Board as evidenced by the fact that, if elected, current Board nominee Frederico Curado will be the seventh independent Director to be added to the Board during the past two years. Among other characteristics, the Committee will seek a clearly independent candidate with the relevant skills, character, diverse background and global experience to enhance the Board's decision-making process and to further its objective of creating value for shareholders.

Forward Looking Statements

Statements included in this press release, including, but not limited to, those regarding the proposed dividend, the company's capital allocation strategy, value-creating objectives and sustainability of potential future distributions, that are not historical facts, are forward-looking statements that involve certain assumptions and uncertainties. These statements are based on currently available competitive, financial, and economic data along with our current operating plans and involve risks and uncertainties including, but not limited to, shareholder approval, market conditions, Transocean's results of operations, the effect and results of litigation, assessments and contingencies, and other factors detailed in "Risk Factors" in the company's most recently filed Annual Report on Form 10-K and Quarterly Report for the first quarter of 2013 filed on Form 10-Q, and elsewhere in Transocean's filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those expressed or implied by such forward-looking statements. Transocean disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 83 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters and 10 High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and two High-Specification Jackups under construction.

For more information about Transocean, please visit www.deepwater.com.